SECOND AMENDMENT TO TREASURY SECURED

REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO TREASURY SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of September 25, 2012, by and among NGP CAPITAL RESOURCES COMPANY, a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Treasury Secured Revolving Credit Agreement, dated as of March 31, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has notified the Administrative Agent and each of the Lenders that the Borrower proposes to increase the Aggregate Commitment Amount under the Credit Agreement by the amount of $15,000,000;

WHEREAS, the Comerica Bank (the “New Lender”) has agreed to join the Credit Agreement and other Loan Documents and to provide the additional Commitment requested by the Borrower;

WHEREAS, the Borrower has also requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.  Joinder.

(a) By executing and delivering this Amendment, the New Lender hereby becomes a party to the Credit Agreement as a Lender thereunder with the same force and effect as if originally named therein as a Lender, and without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Lender thereunder and agrees to provide a Commitment to the Borrower under the Credit Agreement in the amount shown on Schedule II hereto as of the Second Amendment Date. Each party hereto acknowledges and agrees that the Commitments of the New Lender and the Commitments of the other Lenders under the Credit Agreement are several and not joint commitments and obligations of such Lenders.

(b) Each party hereto acknowledges and agrees that (i) the Commitments in effect for all Lenders under the Credit Agreement shall be those shown on Schedule II attached to this Amendment, (ii) the Borrower shall be deemed to have requested one or more Borrowings under the Commitments in an aggregate amount equal to the aggregate outstanding Treasury Revolving Loans under Commitments and (iii) the proceeds of such Borrowings shall be applied to repay such Treasury Revolving Loans under the Commitments on the date hereof, or to the extent that repayment of any Treasury Revolving Loans on the date hereof would result in any payment under Section 2.17 of the Credit Agreement, then on the last day of the Interest Period for such Treasury Revolving Loans (and funding of the corresponding Borrowing(s) shall not occur until such date).

(c) The New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby, (B) all requirements set forth in Section 3.1 of the Credit Agreement have been satisfied (subject to receipt of such consents as may be required under the Credit Agreement), (C) from and after the Second Amendment Date, it shall be bound by the provisions of the Credit Agreement as amended by that certain Consent and First Amendment to Treasury Secured Revolving Credit Agreement dated as of March 30, 2012 and as further amended hereby as a Lender thereunder and, to the extent of its Commitment as set forth on Schedule II, shall have the obligations of a Lender thereunder, (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to make its Commitment on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (E) if it is a Foreign Lender, delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (ii) agrees that (A) it will, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Amendments.

(a) Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Aggregate Commitment Amount”, “Commitment Termination Date” and “Treasury Revolving Commitment Amount” in their entirety with the following definitions:

“Aggregate Commitment Amount” shall mean the aggregate principal amount of the Aggregate Commitments from time to time. On the Second Amendment Date, the Aggregate Commitment Amount equals $45,000,000

“Commitment Termination Date” shall mean the earliest of (i) September 25, 2013, (ii) the date on which the Aggregate Commitments are terminated pursuant to Section 2.7 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Treasury Revolving Commitment Amount” shall mean the aggregate principal amount of the Treasury Revolving Commitments from time to time. On the Second Amendment Date, the Treasury Revolving Commitment Amount equals $45,000,000

(b) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition of “Second Amendment Date” in the appropriate alphabetical order:

 “Second Amendment Date” shall mean September 25, 2012.

(c) Schedules I and II of the Credit Agreement are hereby amended by replacing such schedules in their entirety with the Schedule I and Schedule II attached hereto.

3.  Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) the fees set forth in that Fee Letter dated as of June 14, 2012 among the Borrower, the Administrative Agent and SunTrust Robinson Humphrey, Inc., (ii) such other fees as the Borrower has previously agreed to pay the Administrative Agent or any of its affiliates in connection with this Amendment, (iii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), (iv) executed counterparts to this Amendment from the Borrower and the Lenders, (v) a certificate of the Secretary or Assistant Secretary of the Borrower, (A) attaching a certificate of good standing or existence of a recent date, as may be available from the Secretary of State of the jurisdiction of incorporation of the Borrower,(B) attaching and certifying resolutions of its board of directors authorizing the execution, delivery and performance of the Amendment, (C) certifying the name, title and true signature of each officer of the Borrower executing the Amendment and (D) attaching and certifying copies of the articles of incorporation of the Borrower and (vi) a favorable written opinion of counsel to the Borrower, addressed to the Administrative and each of the Lenders, and covering such matters relating to the Borrower, the Amendment and the transactions contemplated therein as the Administrative Agent shall reasonably request.

4.  Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a) The Borrower and each of its Subsidiaries (other than any Foreclosed Subsidiary) (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(b) The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

(c) The execution, delivery and performance by the Borrower of this Amendment and of the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;

(d) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(e) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

5.  Acknowledgment of Perfection of Security Interest. The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

6.  Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7.  Governing Law.

(a) This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, and of any state court of the State of New York sitting in New York County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of Section 10.5 of the Credit Agreement and brought in any court referred to in paragraph (b) of Section 10.5 of the Credit Agreement. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Amendment irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Amendment or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

8.   No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9.   Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10.   Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11.   Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12.    Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by its respective authorized officers as of the day and year first above written.

BORROWER:

NGP CAPITAL RESOURCES COMPANY

By: /s/ L. Scott Biar

Name: L. Scott Biar

Title: Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT]

LENDERS:

SUNTRUST BANK, as a Lender and as

Administrative Agent

By: /s/ Andrew Johnson

Name: Andrew Johnson

Title: Director

COMERICA BANK, as a Lender

By: /s/ Justin Crawford

Name: Justin Crawford

Title: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

Schedule I

APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

Treasury Revolving Credit Facility

Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Applicable Percentage for Commitment Fee
1.000%	0.000%	0.250%

Schedule II

COMMITMENT AMOUNTS

SunTrust Bank	$30,000,000

Comerica Bank	$15,000,000